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                                                                      EXHIBIT 23


                        Independent Accountants' Consent


The Board of Directors
Valley National Bancorp:

We consent to incorporation by reference in the Registration Statements No. 33-52809, No. 33-56933, No. 333-25419, No. 333-65993, No. 333-75889, No.
333-77673 and No. 333-80507, No. 333-53888, No. 333-36667 on Form S-8,
Registration Statement No. 333-70996 on Form S-3 and Registration Statement No. 333-56425 on Form S-3D of Valley National Bancorp of our report dated January 16, 2002 relating to the consolidated statements of financial condition of Valley National Bancorp and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 Annual Report on Form 10-K of Valley National Bancorp.



KPMG LLP



Short Hills, New Jersey
March 6, 2002